CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A (the "Registration Statement") of Investment Trust, comprised of Scudder Large Company Growth Fund, Scudder Growth and Income Fund, Scudder Tax Managed Growth Fund, and Scudder Tax Managed Small Company Fund, of our reports dated December 10, 1998, February 11, 1999, December 18, 1998, and December 18, 1998, respectively, on the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to the Shareholders of Scudder Large Company Growth Fund, Scudder Growth and Income Fund, Scudder Tax Managed Growth Fund, and Scudder Tax Managed Small Company Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.






PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 1999